EXHIBIT (17)(b)(ii)

IMPORTANT NOTICES REGARDING PRIVACY, DELIVERY OF SHAREHOLDER DOCUMENTS, PORTFOLIO HOLDINGS AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.
None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.
Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.
We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage:
www. eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Municipal Income Funds a s o f J a n u a r y 3 1 , 2 0 1 0
TABLE OF CONTENTS

Management’s Discussion of Fund Performance	2
Performance Information and Portfolio Composition
Insured Municipal Income	3
Kansas Municipal Income	5
Fund Expenses	7
Financial Statements	9
Federal Tax Information	35
Board of Trustees’ Annual Approval
of the Investment Advisory Agreements	36
Management and Organization	39

Eaton Vance Municipal Income Funds as of Januar y 31, 2010

MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE

Economic and Market Conditions

During the year ending January 31, 2010, the U.S. economy and the capital markets continued to show improvement from the market upheaval that occurred in the fall of 2008 and continued into the first calendar quarter of 2009. After contracting in the first two quarters of 2009—declining at annualized rates of 6.4% and 0.7%, respectively—the U.S. economy grew at annualized rates of 2.2% and 5.7% in the third and fourth quarters, respectively, according to the U.S. Department of Commerce.

During the Funds’ fiscal year, the municipal bond market witnessed a significant rebound as demand returned from investors who had sought the relative safety of Treasury bonds in 2008, and cautious optimism spread on signs of a mildly improving economy. The renewed appetite for municipal bonds was buoyed by provisions in the American Recovery and Reinvestment Act of 2009 aimed at supporting the municipal market. The new Build America Bond program gave municipal issuers broader access to the taxable debt markets, providing the potential for lower net borrowing costs and reducing the supply of traditional tax-exempt bonds. The federal stimulus program also provided direct cash subsidies to municipalities that were facing record budget deficits. The result of these events was a dramatic rally for the sector as yields fell and prices rose across the yield curve.

During the year ending January 31, 2010, municipals continued the rally that had begun in mid-December 2008, posting strong returns for the period. The Funds’ primary benchmark, the Barclays Capital Municipal Bond Index (the Index)—a broad-based, unmanaged index of municipal bonds—gained 9.49% for the period.1

1 It is not possible to invest directly in an Index or a Lipper classification. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. The Lipper total return is the average total return, at net asset value, of the funds that are in the same Lipper Classification as the Funds.

2 The Funds employ residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value). See Note 1I to the financial statements for more information on RIB investments.

Management Discussion

During the year ending January 31, 2010, the Funds outperformed the Index and their Lipper peer group averages. Given the significant price movement at the longer end of the municipal yield curve, management’s bias toward longer maturities was the basis for much of the Funds’ outperformance during the period. Investing across the credit spectrum and making higher allocations to revenue bonds also contributed positively to relative performance.

The Funds generally invest in bonds with stated maturities of 10 years or longer, as longer-maturity bonds historically have provided greater tax-exempt income for investors than shorter-maturity bonds. While the price declines experienced by municipals in 2008 were most pronounced on the long end of the yield curve, longer-maturity bonds outperformed shorter maturities during the first 11 months of the fiscal year, thus providing the basis for much of the Funds’ outperformance of the Index.

Management employed leverage in the Funds, through which additional exposure to the municipal market was achieved. Leverage has the impact of magnifying the Funds’ exposure to their underlying investments in both up and down markets.2

As we move ahead, we recognize that many state and local governments face significant budget deficits that are driven primarily by a steep decline in tax revenues. We will continue to monitor any new developments as state and local officials formulate solutions to address these fiscal problems. As in all environments, we maintain our long-term perspective on the markets against the backdrop of relatively short periods of market volatility. We will continue to actively manage the Funds with the same income-focused, relative value approach we have always employed. We believe that this approach, which is based on credit research and decades of experience in the municipal market, has served municipal investors well over the long term.

Prior to December 1, 2009, the Funds were named Eaton Vance Insured Municipals Fund and Eaton Vance Kansas Municipals Fund.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

The views expressed throughout this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Funds’ current or future investments and may change due to active management.

Eaton Vance Insured Municipal Income Fund a s o f J a n u a r y 3 1 , 2 0 1 0
P E R F O R M A N C E I N F O R M A T I O N

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds, and the Barclays Capital Long (22+) Municipal Bond Index, the long bond component of the Barclays Capital Municipal Bond Index. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital Long (22+) Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Performance[1]		Class A	Class B	Class C
Share Class Symbol		EAFIX	EBFIX	EFICX
Average Annual Total Returns (at net asset value)
One Year		14.17%	13.45%	13.33%
Five Years		1.87	1.12	N.A.
10 Years		4.67	3.91	N.A.
Life of Fund†		4.92	4.12	0.72
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year		8.72%	8.45%	12.33%
Five Years		0.87	0.78	N.A.
10 Years		4.16	3.91	N.A.
Life of Fund†		4.60	4.12	0.72
† Inception dates: Class A: 3/3/94; Class B: 3/2/94; Class C: 6/2/06

Total Annual
Operating Expenses[2]		Class A	Class B	Class C

Expense Ratio		1.07%	1.82%	1.81%

Distribution Rates/Yields		Class A	Class B	Class C

Distribution Rate[3]		4.14%	3.39%	3.39%
Taxable-Equivalent Distribution Rate[3,4]		6.37	5.22	5.22
SEC 30-day Yield[5]		3.54	2.97	2.94
Taxable-Equivalent SEC 30-day Yield[4,5]		5.45	4.57	4.52

Index Performance[6] (Average Annual Total Returns)
	Barclays Capital	Barclays Capital Long (22+)
	Municipal Bond Index	Municipal Bond Index
One Year	9.49%	18.56%
Five Years	4.23	3.59
10 Years	5.85	6.45
Lipper Averages[7] (Average Annual Total Returns)
Lipper Insured Municipal Debt Funds Classification
One Year		9.90%
Five Years		2.69
10 Years		4.67

Portfolio Manager: Craig R. Brandon, CFA

Comparison of Change in Value of a $10,000 Investment in Eaton Vance Insured Municipal Income Fund Class B vs. Barclays Capital Municipal Bond Index and Barclays Capital Long (22+) Municipal Bond Index*

January 31, 2000 – January 31, 2010

*	Source: Lipper, Inc. Class B of the Fund commenced investment operations on 3/2/94.
A $10,000 hypothetical investment at net asset value in Class A and Class C on 1/31/00 and 6/2/06 (commencement of operations), respectively, would have been valued at $15,789 ($15,042 at the maximum offering price) and $10,265, respectively, on 1/31/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. Fund performance during certain periods reflects the strong bond market performance and/or the strong performance of bonds held during those periods. This performance is not typical and may not be repeated. Bond values decline as interest rates rise. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 6/1/09. Includes interest expense of 0.17% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund’s SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Insured Municipal Debt Funds Classification contained 29, 25 and 23 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Insured Municipal Income Fund as of Januar y 31, 2010 PORTFOLIO COMPOSITION

Eaton Vance Kansas Municipal Income Fund a s	o f	J a n u a r y	3 1 ,	2 0 1 0
P E R F O R M A N C E I N F O R M A T I O N

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds, and the Barclays Capital 20 Year Municipal Bond Index, which consists of bonds in the Barclays Capital Municipal Bond Index with maturities of between 17 and 20 years. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital 20 Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Performance[1]		Class A	Class B	Class C
Share Class Symbols		ETKSX	EVKSX	ECKSX
Average Annual Total Returns (at net asset value)
One Year		13.56%	12.58%	12.69%
Five Years		2.55	1.76	N.A.
10 Years		5.03	4.26	N.A.
Life of Fund†		4.59	3.96	1.77
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year		8.23%	7.58%	11.69%
Five Years		1.55	1.42	N.A.
10 Years		4.52	4.26	N.A.
Life of Fund†		4.27	3.96	1.77
† Inception dates: Class A: 3/3/94; Class B: 3/2/94; Class C: 6/2/06
Total Annual
Operating Expenses[2]		Class A	Class B	Class C

Expense Ratio		0.83%	1.58%	1.58%

Distribution Rates/Yields		Class A	Class B	Class C

Distribution Rate[3]		3.80%	3.09%	3.08%
Taxable-Equivalent Distribution Rate[3,4]		6.25	5.08	5.06
SEC 30-day Yield[5]		3.55	2.97	2.93
Taxable-Equivalent SEC 30-day Yield[4,5]		5.84	4.88	4.82

Index Performance[6] (Average Annual Total Returns)
	Barclays Capital	Barclays Capital 20 Year
	Municipal Bond Index	Municipal Bond Index
One Year	9.49%	14.50%
Five Years	4.23	4.24
10 Years	5.85	6.61
Lipper Averages[7] (Average Annual Total Returns)
Lipper Other States Municipal Debt Funds Classification
One Year		11.14%
Five Years			3.12
10 Years			4.86

Portfolio Manager: Adam Weigold, CFA

Comparison of Change in Value of a $10,000 Investment in Eaton Vance Kansas Municipal Income Fund Class B vs. Barclays Capital Municipal Bond Index and Barclays Capital 20 Year Municipal Bond Index*

*	Source: Lipper, Inc. Class B of the Fund commenced investment operations on 3/2/94.
A $10,000 hypothetical investment at net asset value in Class A and Class C on 1/31/00 and 6/2/06 (commencement of operations), respectively, would have been valued at $16,336 ($15,561 at the maximum offering price) and $10,677, respectively, on 1/31/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. Fund performance during certain periods reflects the strong bond market performance and/or the strong performance of bonds held during those periods. This performance is not typical and may not be repeated. Bond values decline as interest rates rise. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 6/1/09. Includes interest expense of 0.06% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund’s distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 39.19% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Other States Municipal Debt Funds Classification contained 125, 111 and 103 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Kansas Municipal Income Fund as of Januar y 31, 2010 PORTFOLIO COMPOSITION

Eaton Vance Municipal Income Funds as of January 31, 2010

FUN D EXP ENSES

Example: As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (August 1, 2009 – January 31, 2010).

Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Eaton Vance Insured Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(8/1/09)	(1/31/10)	(8/1/09 – 1/31/10)

Actual
Class A	$1,000.00	$1,063.70	$4.27
Class B	$1,000.00	$1,060.20	$8.15
Class C	$1,000.00	$1,060.20	$8.15

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.10	$4.18
Class B	$1,000.00	$1,017.30	$7.98
Class C	$1,000.00	$1,017.30	$7.98

*	Expenses are equal to the Fund’s annualized expense ratio of 0.82% for Class A shares, 1.57% for Class B shares and 1.57% for Class C shares, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on July 31, 2009.

Eaton Vance Municipal Income Funds as of January 31, 2010
FUND EXP ENSES C O N T ’ D

	Eaton Vance Kansas Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(8/1/09)	(1/31/10)	(8/1/09 – 1/31/10)

Actual
Class A	$1,000.00	$1,063.10	$4.06
Class B	$1,000.00	$1,057.40	$7.93
Class C	$1,000.00	$1,058.40	$7.99

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.30	$3.97
Class B	$1,000.00	$1,017.50	$7.78
Class C	$1,000.00	$1,017.40	$7.83

*	Expenses are equal to the Fund’s annualized expense ratio of 0.78% for Class A shares, 1.53% for Class B shares and 1.54% for Class C shares, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on July 31, 2009.

Eaton Vance Insured Municipal Income Fund as of January 31, 2010

PORTFOLIO OF INVESTMENTS

Ta x - E x e m p t I n v e s t m e n t s — 9 7 . 9%

Principal Amount
(000’s omitted)	Security	Value

Education — 3.5%
$1,000	Massachusetts Health and Educational Facilities Authority,
	(Harvard University), 5.50%, 11/15/36(1)	$ 1,109,840
1,000	New York Dormitory Authority, (Cornell University),
	5.00%, 7/1/34(2)	1,056,510
$ 2,166,350

Electric Utilities — 1.7%
$1,000	San Antonio, TX, (Electric and Gas Systems),
	5.00%, 2/1/34	$ 1,051,430
$ 1,051,430

Hospital — 1.2%
$ 860	Michigan Hospital Finance Authority, (Henry Ford Health
	System), 5.00%, 11/15/38	$ 739,574
$ 739,574

Industrial Development Revenue — 0.8%
$ 520	Liberty Development Corp., NY, (Goldman Sachs Group,
	Inc.), 5.25%, 10/1/35	$ 525,616
$ 525,616

Insured-Education — 8.1%
$1,000	California Educational Facilities Authority, (Loyola
	Marymount University), (NPFG), 0.00%, 10/1/33	$ 207,730
1,000	Massachusetts Development Finance Agency, (Boston
	University), (AMBAC), (BHAC), 5.00%, 10/1/35	1,014,720
580	Miami-Dade County, FL, Educational Facilities Authority,
(University of Miami), (AMBAC), (BHAC),
	5.00%, 4/1/31	593,642
1,100	New York Dormitory Authority, (St. John’s University),
	(NPFG), 5.25%, 7/1/37	1,118,876
1,000	New York State Dormitory Authority, (AGC),
	5.00%, 7/1/25	1,069,030
1,000	University of South Alabama, (BHAC), 5.00%, 8/1/38	1,025,060
$ 5,029,058

Insured-Electric Utilities — 4.4%
$ 500	American Municipal Power-Ohio, Inc., OH, (Prairie State
	Energy), (AGC), 5.75%, 2/15/39	$ 528,495
500	Indiana Municipal Power Agency, (NPFG),
	5.00%, 1/1/42	488,290
1,000	Long Island, NY, Power Authority, (BHAC),
	5.50%, 5/1/33	1,086,460

	Authority, (Lifebridge Health), (AGC), 4.75%, 7/1/42	729,420
1,090	New Jersey Health Care Facilities Financing Authority,
	(Virtua Health), (AGC), 5.50%, 7/1/38	1,140,511
1,000	New York Dormitory Authority, (Hudson Valley Hospital
	Center), (AGM), (BHAC), 5.00%, 8/15/36	1,036,200
390	Washington Health Care Facilities Authority, (MultiCare
	Health System), (AGC), 6.00%, 8/15/39	412,448
		$ 5,987,474

Insured-Housing — 0.8%
$ 500	Florida Housing Finance Authority, (Spinnaker Cove
	Apartments), (AMBAC), (AMT), 6.50%, 7/1/36	$ 500,230
		$ 500,230

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities (continued)
$ 565	South Carolina State Public Service Authority, (BHAC),
	5.50%, 1/1/38	$ 610,217
		$ 2,713,462

Insured-General Obligations — 13.1%
$1,025	Anderson County, SC, School District No. 5, (AGM),
	5.25%, 2/1/31	$ 1,079,715
1,000	Los Angeles, CA, Unified School District, (AGC),
	5.00%, 1/1/34	1,003,690
1,000	Massachusetts, (AMBAC), 5.50%, 8/1/30	1,186,720
700	Mississippi Development Bank, (Hinds Community College
	District), (AGC), 5.375%, 10/1/33	737,450
800	Monroe Township, NJ, Board of Education, Middlesex
	County, (AGC), 4.75%, 3/1/36	813,408
1,250	Palm Springs, CA, Unified School District, (2008 Election),
	(AGC), 5.00%, 8/1/33	1,284,275
1,000	Philadelphia, PA, (AGC), 7.00%, 7/15/28	1,150,280
1,985	San Juan, CA, Unified School District, (AGM),
	0.00%, 8/1/23	928,960
		$ 8,184,498

Insured-Hospital — 9.6%
$1,000	Arizona Health Facilities Authority, (Banner Health),
	(BHAC), 5.50%, 1/1/38	$ 1,032,990
355	Centre County, PA, Hospital Authority, (Mount Nittany
	Medical Center), (AGC), 6.125%, 11/15/39	368,455
1,250	Indiana Health and Educational Facilities Finance Authority,
	(Sisters of St. Francis Health Services), (AGM),
	5.25%, 5/15/41	1,267,450
750	Maryland Health and Higher Educational Facilities

S e e	notes	to	financ ial	statem e nts
9

Eaton Vance Insured Municipal Income Fund as of January 31, 2010 PORTFOLIO OF INVESTMENTS CON T ’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Industrial Development Revenue — 1.1%
$ 685	Pennsylvania Economic Development Financing Authority,
	(BHAC), 5.00%, 10/1/39	$ 690,706
$ 690,706

Insured-Lease Revenue / Certificates of
Participation — 3.4%
$1,300	Hudson Yards, NY, Infrastructure Corp., (NPFG),
	4.50%, 2/15/47	$ 1,185,145
1,000	Phoenix, AZ, Civic Improvement Corp., District Revenue,
	(BHAC), (FGIC), 0.00%, 7/1/32	912,120
$ 2,097,265

Insured-Other Revenue — 1.6%
$1,630	New York, NY, Industrial Development Agency, (Yankee
	Stadium), (AGC), 0.00%, 3/1/32	$ 472,015
500	St. John’s County, FL, Industrial Development Authority,
	(Professional Golf), (NPFG), 5.00%, 9/1/23	500,735
$ 972,750

Insured-Solid Waste — 0.8%
$ 500	Dade County, FL, Resource Recovery Facilities, (AMBAC),
	(AMT), 5.50%, 10/1/13	$ 501,155
$ 501,155

Insured-Special Assessment Revenue — 1.7%
$ 345	Celebration, FL, Community Development District, (NPFG),
	5.125%, 5/1/20	$ 332,915
750	Crossings at Fleming Island, FL, Community Development
	District, (NPFG), 5.80%, 5/1/16	758,310
$ 1,091,225

Insured-Special Tax Revenue — 13.2%
$1,000	Central Puget Sound, WA, Regional Transportation
Authority, Sales and Use Tax Revenue, (AGM),
	5.00%, 11/1/32	$ 1,043,340
1,250	Clearwater, FL, Spring Training Facilities, (NPFG),
	5.375%, 3/1/31	1,383,425
320	Massachusetts Bay Transportation Authority, Revenue
	Assesment, (NPFG), 4.00%, 7/1/33	299,927
1,000	Massachusetts Special Obligation, Dedicated Tax Revenue,
	(FGIC), (NPFG), 5.50%, 1/1/29	1,140,240
2,000	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/39	1,135,200
5,055	Miami-Dade County, FL, Special Obligation, (NPFG),
	0.00%, 10/1/36	807,587

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$1,475	New Jersey Economic Development Authority, (Motor
	Vehicle Surcharges), (BHAC), (NPFG), 5.00%, 7/1/27	$ 1,525,135
500	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 5.00%, 11/15/44	485,520
200	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	5.50%, 7/1/23	204,764
1,035	Puerto Rico Sales Tax Financing Corp., (AMBAC),
	0.00%, 8/1/54	60,216
225	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/44	27,677
445	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/45	50,792
355	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/46	37,889
		$ 8,201,712

Insured-Student Loan — 2.7%
$ 830	Maine Educational Loan Authority, (AGC),
	5.625%, 12/1/27	$ 863,872
805	Massachusetts Educational Financing Authority, (AGC),
	(AMT), 6.35%, 1/1/30	822,509
		$ 1,686,381

Insured-Transportation — 13.1%
$ 475	Chicago, IL, (O’Hare International Airport), (AGM), (AMT),
	5.25%, 1/1/30	$ 476,145
600	Clark County, NV, (Las Vegas-McCarran International
	Airport), (AGC), 5.25%, 7/1/39(3)	600,432
1,000	Idaho Housing and Finance Association, (Grant and
Revenue Anticipation Bonds Federal Highway Trust Fund),
	(AGC), 5.25%, 7/15/25	1,090,840
485	Manchester, NH, (Manchester-Boston Regional Airport),
	(AGM), 5.125%, 1/1/30	490,694
180	Metropolitan Washington, D.C., Airports Authority, (BHAC),
	5.00%, 10/1/29	188,712
500	Metropolitan Washington, D.C., Airports Authority, (NPFG),
	(AMT), 5.00%, 10/1/35	490,045
1,115	Miami-Dade County, FL, Aviation Revenue, (Miami
	International Airport), (AGC), (CIFG), (AMT),
	5.00%, 10/1/38	1,064,312
675	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (AMBAC), 4.50%, 1/1/32	658,429
1,000	New Jersey Transportation Trust Fund Authority, (AGC),
	5.50%, 12/15/38	1,076,260
1,075	New Jersey Turnpike Authority, (AGM), (BHAC),
	5.25%, 1/1/30	1,243,753
780	Puerto Rico Highway and Transportation Authority, (AGC),
	(CIFG), 5.25%, 7/1/41(2)	797,585
		$ 8,177,207

S e e	notes	to	financ ial	statem e nts
10

Eaton Vance Insured Municipal Income Fund as of January 31, 2010 PORTFOLIO OF INVESTMENTS CON T ’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Water and Sewer — 13.2%
$1,440	Austin, TX, Water and Wastewater System Revenue,
	(AGM), (BHAC), 5.00%, 11/15/33	$ 1,482,494
700	Bossier City, LA, Utilities Revenue, (BHAC),
	5.125%, 10/1/25(4)	757,883
170	Bossier City, LA, Utilities Revenue, (BHAC),
	5.25%, 10/1/26	184,783
110	Bossier City, LA, Utilities Revenue, (BHAC),
	5.25%, 10/1/27	118,897
170	Bossier City, LA, Utilities Revenue, (BHAC),
	5.50%, 10/1/38	180,329
1,260	Fernley, NV, (AGC), 5.00%, 2/1/38	1,237,635
160	Florida Governmental Utility Authority, (Barefoot Bay
	Utility System), (AMBAC), 5.00%, 10/1/29	149,352
1,195	Los Angeles, CA, Department of Water and Power,
	(AMBAC), 5.00%, 7/1/44	1,176,609
500	Marco Island, FL, Utility System, (NPFG),
	5.00%, 10/1/27	507,330
635	New York, NY, Municipal Water Finance Authority,
	(BHAC), 5.75%, 6/15/40	711,492
555	Ogden City, UT, Sewer and Water, (AGM),
	4.50%, 6/15/38	518,720
1,160	Wichita, KS, Water and Sewer Utility, (AGC),
	5.00%, 10/1/32	1,205,008
		$ 8,230,532

Special Tax Revenue — 1.2%
$ 785	Puerto Rico Sales Tax Financing Corp., 5.25%, 8/1/57	$ 774,049
		$ 774,049

Transportation — 2.7%
$2,730	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/35	$ 598,416
1,045	Port Authority of New York and New Jersey,
	5.00%, 7/15/35	1,088,127
		$ 1,686,543

Total Tax-Exempt Investments — 97.9%
(identified cost $58,769,934)		$61,007,217

Other Assets, Less Liabilities — 2.1%		$ 1,337,510

Net Assets — 100.0%		$62,344,727

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp. CIFG - CIFG Assurance North America, Inc. FGIC - Financial Guaranty Insurance Company NPFG - National Public Finance Guaranty Corp.

At January 31, 2010, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

New York	15.8%
Florida	13.2%
New Jersey	10.3%
Others, representing less than 10% individually	58.6%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at January 31, 2010, 88.6% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 3.1% to 32.1% of total investments.

(1)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(2)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(3)	When-issued security.
(4)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp.

S e e	notes	to	financ ial	statem e nts
11

Eaton Vance Kansas Municipal Income Fund as of January 31, 2010 PORTFOLIO OF INVESTMENTS

Ta x - E x e m p t I n v e s t m e n t s — 9 7 . 2%

Principal Amount
(000’s omitted)	Security	Value

Escrowed / Prerefunded — 5.1%
$ 415	Labette County, SFMR, Escrowed to Maturity,
	0.00%, 12/1/14	$ 375,297
1,000	Saline County, SFMR, Escrowed to Maturity,
	0.00%, 12/1/15(1)	864,170
500	University of Kansas Hospital Authority, Prerefunded to
	9/1/12, 5.50%, 9/1/22	558,790
		$ 1,798,257

Hospital — 14.1%
$ 500	City of Wichita, (Christi Health System, Inc),
	5.00%, 11/15/34	$ 490,900
500	City of Wichita, (Christi Health System, Inc),
	5.25%, 11/15/24	517,775
1,000	Kansas Development Finance Authority, (Adventist
	Healthcare), 5.75%, 11/15/38	1,061,420
500	Kansas Development Finance Authority, (Hays Medical
	Center), 5.00%, 11/15/22	509,020
750	Lawrence Memorial Hospital, 5.125%, 7/1/36	712,020
500	Olathe Health Facilities, (Olathe Medical Center),
	5.00%, 9/1/29	499,975
825	Salina Hospital, (Salina Regional Health Center),
	5.00%, 10/1/36	816,544
410	University of Kansas Hospital Authority, 4.50%, 9/1/32	376,695
		$ 4,984,349

Insured-Education — 4.1%
$ 100	Kansas Development Finance Authority, (Kansas Board of
	Regents), (AMBAC), 5.00%, 4/1/14	$ 111,029
1,000	Kansas Development Finance Authority, (Kansas State
	University Housing Systems), (NPFG), 4.50%, 4/1/37	931,690
550	Kansas Development Finance Authority, (Kansas State
	University-Athletic Facility), (AMBAC), 0.00%, 7/1/18	396,610
		$ 1,439,329

Insured-Electric Utilities — 9.0%
$ 250	Augusta, Electric System, (AMBAC), 5.00%, 8/1/22	$ 252,575
765	Burlington, PCR, (Kansas Gas & Electric Co.), (NPFG),
	5.30%, 6/1/31	777,378
665	La Cygne, (Kansas City Power & Light Co.), (XLCA),
	4.65%, 9/1/35	580,099
325	Puerto Rico Electric Power Authority, (FGIC), (NPFG),
	5.25%, 7/1/30	330,298
375	Puerto Rico Electric Power Authority, (FGIC), (NPFG),
	5.25%, 7/1/34	373,447

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities (continued)
$ 375	Puerto Rico Electric Power Authority, (NPFG),
	5.25%, 7/1/29	$ 380,475
500	Wyandotte County & Kansas City Unified Government
	Utilities System, (AGM), 5.00%, 9/1/28	514,625
	$ 3,208,897

Insured-Escrowed / Prerefunded — 1.7%
$ 500	Chisholm Creek Utility Authority, Water and Wastewater,
(Bel Aire & Park City), (NPFG), Prerefunded to 9/1/12,
	5.25%, 9/1/20	$ 556,280
55	Kansas Development Finance Authority, (Stormont-Vail
	Healthcare), (NPFG), Prerefunded to 11/15/11,
	5.375%, 11/15/24	59,680
	$ 615,960

Insured-General Obligations — 18.2%
$1,330	Butler County, Unified School District #402, (AGC),
	5.125%, 9/1/32	$ 1,388,626
870	Geary County, (XLCA), 3.50%, 9/1/31	715,906
350	Geary County, Unified School District #475, (NPFG),
	3.00%, 9/1/26	282,324
500	Harvey County, Unified School District #373, (NPFG),
	5.00%, 9/1/26	525,630
600	Johnson County, Unified School District #231, (AMBAC),
	5.00%, 10/1/27	625,164
200	Johnson County, Unified School District #231, (FGIC),
	(NPFG), 6.00%, 10/1/16	236,758
300	Johnson County, Unified School District #233, (FGIC),
	(NPFG), 5.50%, 9/1/17	357,693
500	Leavenworth County, Unified School District #453, (AGC),
	5.125%, 3/1/29	530,500
240	Puerto Rico, (NPFG), 5.50%, 7/1/20	252,134
500	Reno County, Unified School District #308, (NPFG),
	4.00%, 9/1/26	484,055
500	Sedgwick County, Unified School District #262, (AGC),
	4.75%, 9/1/28	512,745
500	Wyandotte County & Kansas City Unified Government,
	(AGM), 5.00%, 8/1/27	529,815
	$ 6,441,350

Insured-Hospital — 7.3%
$ 250	Coffeyville Public Building Commission Health Care Facility,
	(Coffeyville Regional Medical Center), (AMBAC),
	5.00%, 8/1/22	$ 248,943
500	Kansas Development Finance Authority, (Sisters of Charity-
	Leavenworth), (NPFG), 5.00%, 12/1/25	500,240
500	Kansas Development Finance Authority, (St.
	Luke’s/Shawnee Mission), (NPFG), 5.375%, 11/15/26	500,015

S e e	notes	to	financ ial	statem e nts
12

Eaton Vance Kansas Municipal Income Fund as of January 31, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Hospital (continued)
$ 600	Kansas Development Finance Authority, (Stormont-Vail
	Healthcare), (NPFG), 4.75%, 11/15/36	$ 536,484
545	Kansas Development Finance Authority, (Stormont-Vail
	Healthcare), (NPFG), 5.375%, 11/15/24	548,145
250	Manhattan Hospital, (Mercy Health Center), (AGM),
	5.20%, 8/15/26	251,427
$ 2,585,254

Insured-Housing — 0.7%
$ 250	Augusta Public Building Commission Revenue, (Cottonwood
	Point, Inc.), (NPFG), 5.25%, 4/1/22	$ 251,100
$ 251,100

Insured-Industrial Development Revenue — 0.7%
$ 250	Wyandotte, (BPU Office Building), (NPFG),
	5.00%, 5/1/21	$ 257,458
$ 257,458

Insured-Lease Revenue / Certificates of
Participation — 1.5%
$ 500	Kansas Development Finance Authority, (Capital
	Restoration Parking Facility), (AGM), 5.00%, 10/1/21	$ 537,935
$ 537,935

Insured-Other Revenue — 2.8%
$ 250	Kansas Development Finance Authority, (Department of
	Administration), (FGIC), (NPFG), 5.00%, 11/1/25	$ 264,232
440	Kansas Development Finance Authority, (Kansas State
	Projects), (NPFG), 5.00%, 5/1/26	459,796
250	Kansas Development Finance Authority, (Kansas State
	Projects), (NPFG), 5.25%, 11/1/26	270,300
$ 994,328

Insured-Public Power / Electric Utilities — 2.2%
$ 500	Wyandotte County & Kansas City Unified Government,
	(AGM), 5.00%, 9/1/32	$ 507,340
250	Wyandotte County & Kansas City Unified Government,
	(BHAC), 5.25%, 9/1/34	262,328
$ 769,668

Insured-Special Tax Revenue — 6.4%
$1,000	Dodge City, (AGC), 5.00%, 6/1/34	$ 1,026,970
250	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/28	73,523

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$ 150	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/37	$ 21,347
4,450	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	0.00%, 7/1/44	381,943
2,190	Puerto Rico Sales Tax Financing Corp., (AMBAC),
	0.00%, 8/1/54	127,414
1,170	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/44	143,922
3,675	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/45	419,464
850	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/46	90,720
		$ 2,285,303

Insured-Transportation — 3.9%
$ 750	Kansas Turnpike Authority, (AGM), 5.00%, 9/1/24	$ 774,900
600	Puerto Rico Highway and Transportation Authority, (AGC),
	(CIFG), 5.25%, 7/1/41(2)	613,527
		$ 1,388,427

Insured-Water and Sewer — 8.9%
$1,000	Chisholm Creek Utility Authority, Water & Wastewater
	Facilities, (AMBAC), 4.25%, 9/1/29	$ 865,360
500	Kansas Development Finance Authority, Public Water
	Supply, (AMBAC), 5.00%, 4/1/24	527,285
1,000	Lawrence Water and Sewer System, (NPFG),
	4.50%, 11/1/32	980,390
750	Wichita Water and Sewer Utility, (AGC),
	5.00%, 10/1/32	779,100
		$ 3,152,135

Other Revenue — 1.0%
$ 350	Kansas Development Finance Authority, 5.00%, 11/1/34	$ 361,158
		$ 361,158

Special Tax Revenue — 2.5%
$ 70	Guam, Limited Obligation Bonds, 5.625%, 12/1/29	$ 70,758
75	Guam, Limited Obligation Bonds, 5.75%, 12/1/34	76,062
400	Puerto Rico Sales Tax Financing Corp., 5.25%, 8/1/57	394,420
325	Virgin Islands Public Finance Authority, 6.75%, 10/1/37	348,000
		$ 889,240

S e e	notes	to	financ ial	statem e nts
13

Eaton Vance Kansas Municipal Income Fund as of January 31, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value
Transportation — 2.0%
$ 630	Kansas Department of Transportation Highway Revenue,
	5.00%, 9/1/24	$ 700,151
		$ 700,151

Water and Sewer — 5.1%
$ 750	Johnson County, Water District #1, 3.25%, 12/1/30	$ 620,040
1,000	Johnson County, Water District #1, 4.25%, 6/1/32	965,640
200	Kansas Development Finance Authority, (Water Pollution
	Control), 5.00%, 11/1/21	213,478
		$ 1,799,158

Total Tax-Exempt Investments — 97.2%
(identified cost $34,643,838)		$34,459,457

Other Assets, Less Liabilities — 2.8%		$ 988,664

Net Assets — 100.0%		$35,448,121

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.
AGM - Assured Guaranty Municipal Corp.
AMBAC - AMBAC Financial Group, Inc.
BHAC - Berkshire Hathaway Assurance Corp.
CIFG - CIFG Assurance North America, Inc.
FGIC - Financial Guaranty Insurance Company
NPFG - National Public Finance Guaranty Corp.
PCR - Pollution Control Revenue
SFMR - Single Family Mortgage Revenue
XLCA - XL Capital Assurance, Inc.

The Fund invests primarily in debt securities issued by Kansas municipalities. In addition, 10.2% of the Fund’s net assets at
January 31, 2010 were invested in municipal obligations
issued by Puerto Rico. The ability of the issuers of the debt securities to meet their obligations may be affected by
economic developments in a specific industry or municipality.
In order to reduce the risk associated with such economic
developments, at January 31, 2010, 69.4% of total
investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The
aggregate percentage insured by an individual financial
institution ranged from 0.8% to 31.3% of total investments.

(1)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(2)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).

S e e	notes	to	financ ial	statem e nts
14

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS State m ents of Asse ts and L iabilities

As of January 31, 2010

	Insured Municipal Fund	Kansas Fund

Assets

Investments —
Identified cost	$58,769,934	$34,643,838
Unrealized appreciation (depreciation)	2,237,283	(184,381)

Investments, at value	$61,007,217	$34,459,457
Cash	$ 2,502,202	$ 659,931
Interest receivable	642,891	482,891
Receivable for investments sold	—	253,101
Receivable for Fund shares sold	131,540	3,551
Receivable for open swap contracts	66,999	45,860

Total assets	$64,350,849	$35,904,791

Liabilities

Payable for floating rate notes issued	$ 1,140,000	$ 300,000
Payable for when-issued securities	600,000	—
Payable for variation margin on open financial futures contracts	26,250	39,375
Payable for Fund shares redeemed	38,301	15,437
Distributions payable	100,804	34,863
Payable to affiliates:
Investment adviser fee	15,772	6,380
Distribution and service fees	22,096	10,567
Interest expense and fees payable	886	257
Accrued expenses	62,013	49,791

Total liabilities	$ 2,006,122	$ 456,670

Net Assets	$62,344,727	$35,448,121

Sources of Net Assets

Paid-in capital	$63,742,745	$37,770,156
Accumulated net realized loss	(3,648,856)	(2,256,366)
Accumulated distributions in excess of net investment income	(100,804)	(13,189)
Net unrealized appreciation (depreciation)	2,351,642	(52,480)

Net Assets	$62,344,727	$35,448,121

Class A Shares

Net Assets	$44,086,806	$28,450,193
Shares Outstanding	4,405,813	2,924,192
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.01	$ 9.73
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 10.51	$ 10.22

Class B Shares

Net Assets	$ 6,404,477	$ 2,128,221
Shares Outstanding	646,583	220,659
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.91	$ 9.64

Class C Shares

Net Assets	$11,853,444	$ 4,869,707
Shares Outstanding	1,196,276	504,310
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.91	$ 9.66
On sales of $25,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S e e	notes	to	financ ial	statem e nts
15

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Statements of Operations

For the Year Ended January 31, 2010

	Insured Municipal Fund	Kansas Fund

Investment Income
Interest	$2,907,185	$1,726,718
Total investment income	$2,907,185	$1,726,718

Expenses
Investment adviser fee	$ 163,085	$ 73,951
Distribution and service fees
Class A	82,984	57,541
Class B	60,177	23,984
Class C	76,513	32,667
Trustees’ fees and expenses	2,598	1,787
Custodian fee	58,209	44,538
Transfer and dividend disbursing agent fees	23,202	15,391
Legal and accounting services	39,931	34,696
Printing and postage	13,159	11,032
Registration fees	38,898	5,801
Interest expense and fees	19,257	5,882
Miscellaneous	24,528	20,151
Total expenses	$ 602,541	$ 327,421
Deduct —
Reduction of custodian fee	$ 165	$ 68
Total expense reductions	$ 165	$ 68

Net expenses	$ 602,376	$ 327,353

Net investment income	$2,304,809	$1,399,365

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ (336,101)	$ 152,962
Financial futures contracts	92,156	(217,785)
Swap contracts	(401,628)	(245,420)
Net realized loss	$ (645,573)	$ (310,243)
Change in unrealized appreciation (depreciation) —
Investments	$4,603,499	$2,661,551
Financial futures contracts	152,417	379,802
Swap contracts	613,629	251,133
Net change in unrealized appreciation (depreciation)	$5,369,545	$3,292,486

Net realized and unrealized gain	$4,723,972	$2,982,243

Net increase in net assets from operations	$7,028,781	$4,381,608

S e e	notes	to	financ ial	statem e nts
16

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D State m ents of Change s in Ne t A ssets

For the Year Ended January 31, 2010

Increase (Decrease) in Net Assets	Insured Municipal Fund	Kansas Fund
From operations —
Net investment income	$ 2,304,809	$ 1,399,365
Net realized loss from investment transactions, financial futures contracts and swap contracts	(645,573)	(310,243)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and swap contracts	5,369,545	3,292,486
Net increase in net assets from operations	$ 7,028,781	$ 4,381,608
Distributions to shareholders —
From net investment income
Class A	$ (1,816,720)	$ (1,161,271)
Class B	(231,119)	(84,399)
Class C	(285,604)	(111,370)
Total distributions to shareholders	$ (2,333,443)	$ (1,357,040)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 14,032,501	$ 4,135,276
Class B	1,535,195	129,171
Class C	8,103,542	3,114,978
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	828,193	732,466
Class B	112,499	49,465
Class C	167,810	76,200
Cost of shares redeemed
Class A	(11,355,767)	(7,591,922)
Class B	(1,016,482)	(406,908)
Class C	(2,239,377)	(752,167)
Net asset value of shares exchanged
Class A	708,630	857,236
Class B	(708,630)	(857,236)
Net increase (decrease) in net assets from Fund share transactions	$ 10,168,114	$ (513,441)

Net increase in net assets	$ 14,863,452	$ 2,511,127

Net Assets
At beginning of year	$ 47,481,275	$32,936,994
At end of year	$ 62,344,727	$35,448,121

Accumulated distributions in excess of net investment income included in net assets

At end of year	$ (100,804)	$ (13,189)

S e e	notes	to	financ ial	statem e nts
17

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D State m ents of Change s in Ne t A ssets

For the Year Ended January 31, 2009

Increase (Decrease) in Net Assets	Insured Municipal Fund	Kansas Fund
From operations —
Net investment income	$ 1,580,383	$ 1,463,664
Net realized loss from investment transactions, financial futures contracts and swap contracts	(1,104,260)	(1,112,767)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and swap contracts	(3,962,046)	(3,861,896)
Net decrease in net assets from operations	$ (3,485,923)	$ (3,510,999)
Distributions to shareholders —
From net investment income
Class A	$ (1,404,714)	$ (1,304,438)
Class B	(264,585)	(119,826)
Class C	(80,190)	(72,290)
Total distributions to shareholders	$ (1,749,489)	$ (1,496,554)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$17,593,054	$ 8,502,360
Class B	704,592	166,738
Class C	4,961,230	1,551,799
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	621,399	804,754
Class B	122,576	73,655
Class C	33,505	40,079
Cost of shares redeemed
Class A	(8,038,015)	(8,320,222)
Class B	(1,068,886)	(186,643)
Class C	(786,857)	(779,360)
Net asset value of shares exchanged
Class A	738,012	335,083
Class B	(738,012)	(335,083)
Net increase in net assets from Fund share transactions	$14,142,598	$ 1,853,160

Net increase (decrease) in net assets	$ 8,907,186	$ (3,154,393)

Net Assets
At beginning of year	$38,574,089	$36,091,387
At end of year	$47,481,275	$32,936,994

Accumulated distributions in excess of net investment income included in net assets

At end of year	$ (101,451)	$ (45,774)

S e e	notes	to	financ ial	statem e nts
18

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Insured Municipal Fund — Class A
	Year Ended January 31,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.160	$10.760	$11.320	$11.170	$11.380

Income (Loss) From Operations
Net investment income(1)	$ 0.421	$ 0.423	$ 0.474	$ 0.483	$ 0.490
Net realized and unrealized gain (loss)	0.856	(1.555)	(0.565)	0.148	(0.204)
Total income (loss) from operations	$ 1.277	$ (1.132)	$ (0.091)	$ 0.631	$ 0.286

Less Distributions
From net investment income	$ (0.427)	$ (0.468)	$ (0.469)	$ (0.481)	$ (0.496)
Total distributions	$ (0.427)	$ (0.468)	$ (0.469)	$ (0.481)	$ (0.496)

Net asset value — End of year	$10.010	$ 9.160	$10.760	$11.320	$11.170
Total Return(2)	14.17%	(10.69)%	(0.85)%	5.76%	2.58%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$44,087	$36,305	$29,433	$30,822	$30,896
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.86%	0.90%	0.71%(3)	0.73%	0.72%
Interest and fee expense(4)	0.03%	0.17%	0.56%	0.39%	0.20%
Total expenses before custodian fee reduction	0.89%	1.07%	1.27%(3)	1.12%	0.92%
Expenses after custodian fee reduction excluding interest and fees	0.86%	0.86%	0.69%(3)	0.71%	0.70%
Net investment income	4.32%	4.31%	4.27%	4.29%	4.36%
Portfolio Turnover	26%	79%	34%	33%	28%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
19

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Insured Municipal Fund — Class B Year Ended January 31,

	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 9.060	$10.640	$11.190	$11.040	$11.250

Income (Loss) From Operations
Net investment income(1)	$ 0.344	$ 0.348	$ 0.388	$ 0.396	$ 0.406
Net realized and unrealized gain (loss)	0.857	(1.545)	(0.558)	0.146	(0.209)
Total income (loss) from operations	$ 1.201	$ (1.197)	$ (0.170)	$ 0.542	$ 0.197

Less Distributions
From net investment income	$(0.351)	$ (0.383)	$ (0.380)	$ (0.392)	$ (0.407)
Total distributions	$(0.351)	$ (0.383)	$ (0.380)	$ (0.392)	$ (0.407)

Net asset value — End of year	$ 9.910	$ 9.060	$10.640	$11.190	$11.040
Total Return(2)	13.45%	(11.40)%	(1.57)%	4.99%	1.78%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 6,404	$ 5,929	$ 7,998	$10,421	$13,650
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.61%	1.65%	1.46%(3)	1.48%	1.47%
Interest and fee expense(4)	0.03%	0.17%	0.56%	0.39%	0.20%
Total expenses before custodian fee reduction	1.64%	1.82%	2.02%(3)	1.87%	1.67%
Expenses after custodian fee reduction excluding interest and fees	1.61%	1.61%	1.44%(3)	1.46%	1.45%
Net investment income	3.58%	3.55%	3.52%	3.56%	3.64%
Portfolio Turnover	26%	79%	34%	33%	28%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
S e e notes to financ ial statem e nts
20

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Insured Municipal Fund — Class C
	Year Ended January 31,			Period Ended
	2010	2009	2008	January 31, 2007(1)
Net asset value — Beginning of period	$ 9.070	$10.650	$11.190	$11.040

Income (Loss) From Operations
Net investment income(2)	$ 0.341	$ 0.341	$ 0.383	$ 0.202
Net realized and unrealized gain (loss)	0.851	(1.538)	(0.543)	0.209
Total income (loss) from operations	$ 1.192	$ (1.197)	$ (0.160)	$ 0.411

Less Distributions
From net investment income	$ (0.352)	$ (0.383)	$ (0.380)	$ (0.261)
Total distributions	$ (0.352)	$ (0.383)	$ (0.380)	$ (0.261)
Net asset value — End of period	$ 9.910	$ 9.070	$10.650	$11.190
Total Return(3)	13.33%	(11.39)%	(1.48)%	3.76%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$11,853	$ 5,248	$ 1,144	$ 26
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.60%	1.64%	1.45%(5)	1.48%(6)
Interest and fee expense(7)	0.03%	0.17%	0.56%	0.39%(6)
Total expenses before custodian fee reduction	1.63%	1.81%	2.01%(5)	1.87%(6)
Expenses after custodian fee reduction excluding interest and fees	1.60%	1.60%	1.43%(5)	1.46%(6)
Net investment income	3.52%	3.65%	3.53%	2.70%(6)
Portfolio Turnover	26%	79%	34%	33%(8)

(1)	For the period from the start of business, June 2, 2006, to January 31, 2007.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	Not annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.
(6)	Annualized.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(8)	For the year ended January 31, 2007.

S e e notes to financ ial statem e nts
21

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Kansas Fund — Class A Year Ended January 31,

	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 8.920	$10.180	$10.520	$10.360	$10.560

Income (Loss) From Operations
Net investment income(1)	$ 0.392	$ 0.407	$ 0.416	$ 0.426	$ 0.434
Net realized and unrealized gain (loss)	0.798	(1.251)	(0.338)	0.163	(0.200)
Total income (loss) from operations	$ 1.190	$ (0.844)	$ 0.078	$ 0.589	$ 0.234

Less Distributions
From net investment income	$ (0.380)	$ (0.416)	$ (0.418)	$ (0.429)	$ (0.434)
Total distributions	$ (0.380)	$ (0.416)	$ (0.418)	$ (0.429)	$ (0.434)

Net asset value — End of year	$ 9.730	$ 8.920	$10.180	$10.520	$10.360
Total Return(2)	13.56%	(8.39)%	0.74%	5.79%	2.28%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$28,450	$27,768	$30,715	$23,177	$17,112
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.79%	0.77%	0.72%(3)	0.77%	0.83%
Interest and fee expense(4)	0.02%	0.06%	0.15%	0.25%	0.23%
Total expenses before custodian fee reduction	0.81%	0.83%	0.87%(3)	1.02%	1.06%
Expenses after custodian fee reduction excluding interest and fees	0.79%	0.74%	0.66%(3)	0.73%	0.82%
Net investment income	4.16%	4.31%	4.01%	4.08%	4.17%
Portfolio Turnover	15%	29%	20%	12%	17%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
22

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Kansas Fund — Class B Year Ended January 31,

	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 8.850	$10.100	$10.430	$10.280	$10.470

Income (Loss) From Operations
Net investment income(1)	$ 0.316	$ 0.335	$ 0.337	$ 0.348	$ 0.355
Net realized and unrealized gain (loss)	0.782	(1.246)	(0.331)	0.150	(0.192)
Total income (loss) from operations	$ 1.098	$ (0.911)	$ 0.006	$ 0.498	$ 0.163

Less Distributions
From net investment income	$(0.308)	$ (0.339)	$ (0.336)	$ (0.348)	$ (0.353)
Total distributions	$(0.308)	$ (0.339)	$ (0.336)	$ (0.348)	$ (0.353)

Net asset value — End of year	$ 9.640	$ 8.850	$10.100	$10.430	$10.280
Total Return(2)	12.58%	(9.11)%	0.05%	4.92%	1.60%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$ 2,128	$ 2,993	$ 3,729	$ 4,221	$ 5,071
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.55%	1.52%	1.48%(3)	1.52%	1.58%
Interest and fee expense(4)	0.02%	0.06%	0.15%	0.25%	0.23%
Total expenses before custodian fee reduction	1.57%	1.58%	1.63%(3)	1.77%	1.81%
Expenses after custodian fee reduction excluding interest and fees	1.55%	1.50%	1.41%(3)	1.48%	1.57%
Net investment income	3.40%	3.57%	3.27%	3.37%	3.44%
Portfolio Turnover	15%	29%	20%	12%	17%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
23

Eaton Vance Municipal Income Funds as of January 31, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

	Kansas Fund — Class C
	Year Ended January 31,			Period Ended
	2010	2009	2008	January 31, 2007(1)
Net asset value — Beginning of period	$ 8.860	$10.100	$10.430	$10.260

Income (Loss) From Operations
Net investment income(2)	$ 0.319	$ 0.333	$ 0.337	$ 0.211
Net realized and unrealized gain (loss)	0.790	(1.234)	(0.331)	0.191
Total income (loss) from operations	$ 1.109	$ (0.901)	$ 0.006	$ 0.402

Less Distributions
From net investment income	$(0.309)	$ (0.339)	$ (0.336)	$ (0.232)
Total distributions	$(0.309)	$ (0.339)	$ (0.336)	$ (0.232)
Net asset value — End of period	$ 9.660	$ 8.860	$10.100	$10.430
Total Return(3)	12.69%	(9.00)%	0.05%	3.95%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$ 4,870	$ 2,176	$ 1,648	$ 723
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.54%	1.52%	1.47%(5)	1.52%(6)
Interest and fee expense(7)	0.02%	0.06%	0.15%	0.25%(6)
Total expenses before custodian fee reduction	1.56%	1.58%	1.62%(5)	1.77%(6)
Expenses after custodian fee reduction excluding interest and fees	1.54%	1.49%	1.40%(5)	1.48%(6)
Net investment income	3.38%	3.57%	3.28%	3.01%(6)
Portfolio Turnover	15%	29%	20%	12%(8)

(1)	For the period from the start of business, June 2, 2006, to January 31, 2007.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	Not annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.
(6)	Annualized.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(8)	For the year ended January 31, 2007.

S e e notes to financ ial statem e nts
24

Eaton Vance Municipal Income Funds as of January 31, 2010

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance Municipals Trust II (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. At January 31, 2010, the Trust consisted of four funds, two of which, each non-diversified, are included in these financial statements. They include Eaton Vance Insured Municipal Income Fund (Insured Municipal Fund) and Eaton Vance Kansas Municipal Income Fund (Kansas Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds seek to provide current income exempt from regular federal income tax and, in the case of the Kansas Fund, from particular state or local income or other taxes. The Funds offer three classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class B shares of each Fund automatically convert to Class A shares eight years after their purchase as described in each Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America. A source of authoritative accounting principles applied in the preparation of the Funds’ financial statements is the Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification), which superseded existing non-Securities and Exchange Commission accounting and reporting standards for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification for the current reporting period did not impact the Funds’ application of generally accepted accounting principles.

A Investment Valuation — Municipal bonds and taxable obligations, if any, are generally valued on the basis of valuations furnished by a third party pricing service, as derived from such service’s pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/ dealer quotations, benchmark curves or information pertaining to the issuer. The pricing service may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap curves provided by electronic data services or by broker/dealers. Short-term obligations, maturing in sixty days or less, are generally valued at amortized cost, which approximates market value. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related

Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

At January 31, 2010, the following Funds, for federal income tax purposes, had capital loss carryforwards which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The amounts and expiration dates of the capital loss carryforwards are as follows:

Fund	Amount	Expiration Date
Insured Municipal	$ 166,010	January	31, 2011
	1,271,199	January	31, 2013
	29,110	January	31, 2016
	625,653	January	31, 2017
	1,320,429	January	31, 2018

Kansas	$ 474,959	January	31, 2013
	172,638	January	31, 2016
	238,043	January	31, 2017
	1,339,928	January	31, 2018

Additionally, at January 31, 2010, the Insured Municipal Fund and Kansas Fund had net capital losses of $186,967 and $44,055, respectively, attributable to security transactions incurred after October 31, 2009. These net capital losses are treated as arising on the first day of the Funds’ taxable year ending January 31, 2011.

As of January 31, 2010, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended January 31, 2010 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial

statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust, (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Funds may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby a Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Funds account for the transaction described above as a secured borrowing by including the Fixed Rate Bond in their Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in their Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Funds’ liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At January 31, 2010, the amounts of the Funds’ Floating Rate Notes and related interest rates and collateral were as follows:

			Collateral
	Floating	Interest Rate	for Floating
	Rate	or Range of	Rate
	Notes	Interest	Notes
Fund	Outstanding	Rates (%)	Outstanding
Insured Municipal	$1,140,000	0.20 – 0.40	$1,854,095
Kansas	300,000	0.40	613,527

For the year ended January 31, 2010, the Funds’ average Floating Rate Notes outstanding and the average interest rate including fees were as follows:

	Average
	Floating	Average
	Rate Notes	Interest
Fund	Outstanding	Rate
Insured Municipal	$1,600,274	1.20%
Kansas	300,000	1.96

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of January 31, 2010.

The Funds may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Funds’ investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline.

The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money except as permitted by the 1940 Act. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Inverse Floaters held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Funds may enter into financial futures contracts. The Funds’ investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K Interest Rate Swaps — The Funds may enter into interest rate swap agreements to enhance return, to hedge against fluctuations in securities prices or interest rates, or as substitution for the purchase or sale of securities. Pursuant to these agreements, a Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. A Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the years ended January 31, 2010 and January 31, 2009 was as follows:

	Year Ended January 31, 2010
	Insured
	Municipal
	Fund	Kansas Fund
Distributions declared from:
Tax-exempt income	$2,318,911	$1,357,040
Ordinary income	$ 14,532	$ —

	Year Ended January 31, 2009
	Insured
	Municipal
	Fund	Kansas Fund
Distributions declared from:
Tax-exempt income	$1,607,659	$1,466,530
Ordinary income	$ 141,830	$ 30,024

During the year ended January 31, 2010, the following amounts were reclassified due to the tax treatment of distributions in excess of net tax-exempt income and differences between book and tax accounting, primarily for accretion of market discount:

	Insured
	Municipal
	Fund	Kansas Fund
Increase (decrease):
Paid-in capital	$(10,649)	$ —
Accumulated net realized loss	$(18,632)	$ 9,740
Accumulated distributions in excess of net
investment income	$ 29,281	$(9,740)

These reclassifications had no effect on the net assets or net asset value per share of the Funds.

As of January 31, 2010, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

Insured
Municipal
	Fund	Kansas Fund
Undistributed income	$ —	$ 21,674
Capital loss carryforward and post October losses	$(3,599,368)	$(2,269,623)
Net unrealized appreciation (depreciation)	$ 2,302,154	$ (39,223)
Other temporary differences	$ (100,804)	$ (34,863)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to futures contracts, accretion of market discount, the timing of recognizing distributions to shareholders and inverse floaters.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $20 million	0.10%	1.00%
$20 million up to $40 million	0.20	2.00
$40 million up to $500 million	0.30	3.00

On average daily net assets of $500 million or more, the rates are reduced. For the year ended January 31, 2010, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Investment	Effective
Fund	Adviser Fee	Annual Rate
Insured Municipal	$163,085	0.29%
Kansas	73,951	0.21

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the year ended January 31, 2010 were as follows:

	EVM’s Sub-
	Transfer Agent	EVD’s Class A
Fund	Fees	Sales Charges
Insured Municipal	$888	$17,888
Kansas	730	51,164

Except for Trustees of the Funds who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended January 31, 2010, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4 Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.20% per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the year ended January 31, 2010 for Class A shares amounted to the following:

Class A
Distribution and
Fund	Service Fees
Insured Municipal	$82,984
Kansas	57,541

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require each Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. Each Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by each Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the year ended January 31, 2010, the Funds paid or accrued to EVD the following distribution fees, representing 0.75% of the average daily net assets of each Fund’s Class B and Class C shares:

	Class B	Class C
	Distribution	Distribution
Fund	Fees	Fees
Insured Municipal	$47,508	$60,405
Kansas	18,935	25,790

At January 31, 2010, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately as follows:

Fund	Class B	Class C
Insured Municipal	$480,000	$482,000
Kansas	206,000	332,000

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

service fee payments equal to 0.20% per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended January 31, 2010 amounted to the following:

	Class B	Class C
	Service	Service
Fund	Fees	Fees
Insured Municipal	$12,669	$16,108
Kansas	5,049	6,877

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under each Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to each Fund. For the year ended January 31, 2010, the Funds were informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

Fund	Class A	Class B	Class C
Insured Municipal	$800	$3,400	$11,500
Kansas	400	1,000	1,900

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the year ended January 31, 2010 were as follows:

Fund	Purchases	Sales
Insured Municipal	$23,764,902	$14,277,997
Kansas	4,920,555	5,300,024

7 Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

Insured Municipal Fund
	Year Ended January 31,
Class A	2010	2009
Sales	1,434,699	1,941,242
Issued to shareholders electing to receive payments of
distributions in Fund shares	85,115	64,402
Redemptions	(1,149,040)	(852,645)
Exchange from Class B shares	72,797	73,494
Net increase	443,571	1,226,493

	Year Ended January 31,
Class B	2010	2009
Sales	158,482	76,187
Issued to shareholders electing to receive payments of
distributions in Fund shares	11,679	12,708
Redemptions	(104,420)	(111,668)
Exchange to Class A shares	(73,537)	(74,224)
Net decrease	(7,796)	(96,997)

	Year Ended January 31,
Class C	2010	2009
Sales	837,024	553,026
Issued to shareholders electing to receive payments of
distributions in Fund shares	17,293	3,696
Redemptions	(236,470)	(85,716)
Net increase	617,847	471,006

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

Kansas Fund
	Year Ended January 31,
Class A	2010	2009
Sales	440,105	915,398
Issued to shareholders electing to receive payments of
distributions in Fund shares	77,802	86,405
Redemptions	(798,179)	(942,222)
Exchange from Class B shares	92,573	35,971
Net increase (decrease)	(187,699)	95,552

	Year Ended January 31,
Class B	2010	2009
Sales	14,165	17,471
Issued to shareholders electing to receive payments of
distributions in Fund shares	5,323	7,953
Redemptions	(43,845)	(20,248)
Exchange to Class A shares	(93,234)	(36,218)
Net decrease	(117,591)	(31,042)

	Year Ended January 31,
Class C	2010	2009
Sales	330,335	166,379
Issued to shareholders electing to receive payments of
distributions in Fund shares	8,089	4,366
Redemptions	(79,763)	(88,219)
Net increase	258,661	82,526

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of each Fund at January 31, 2010, as determined on a federal income tax basis, were as follows:

Insured Municipal Fund
Aggregate cost	$57,632,062
Gross unrealized appreciation	$ 3,298,390
Gross unrealized depreciation	(1,063,235)
Net unrealized appreciation	$ 2,235,155

Kansas Fund
Aggregate cost	$34,244,540
Gross unrealized appreciation	$ 1,379,081
Gross unrealized depreciation	(1,464,164)
Net unrealized depreciation	$ (85,083)

9 Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Funds, it may be unable to borrow some or all of its requested amounts at any particular time. The Funds did not have any significant borrowings or allocated fees during the year ended January 31, 2010.

10 Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and interest rate swaps and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at January 31, 2010 is as follows:

Futures Contracts
					Net
	Expiration			Aggregate	Unrealized
Fund	Date	Contracts	Position Cost	Value	Appreciation
Insured Municipal	3/10	40
		U.S. Treasury Bond	Short	$(4,799,860) $(4,752,500)	$47,360
Kansas	3/10	60
		U.S. Treasury Bond	Short	$(7,214,791) $(7,128,750)	$86,041

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

Interest Rate Swaps

Insured Municipal Fund
		Annual	Floating	Effective Date/
	Notional	Fixed Rate	Rate	Termination	Net Unrealized
Counterparty	Amount	Paid By Fund	Paid To Fund	Date	Appreciation
JPMorgan			3-month	March 15, 2010/
Chase Co.	$ 812,500	4.097%	USD-LIBOR-BBA	March 15, 2040	$45,134
Merrill Lynch
Capital			3-month	February 24, 2010/
Services, Inc.	$ 850,000	4.26%	USD-LIBOR-BBA	February 24, 2040	21,865
$66,999

Kansas Fund
		Annual	Floating
		Fixed Rate	Rate	Effective Date/
	Notional	Paid By	Paid To	Termination	Net Unrealized
Counterparty	Amount	Fund	Fund	Date	Appreciation
JPMorgan			3-month	March 15, 2010/
Chase Co.	$ 362,500	4.097%	USD-LIBOR-BBA	March 15, 2040	$20,137
Merrill Lynch
Capital			3-month	February 24, 2010/
Services, Inc.	$1,000,000	4.26%	USD-LIBOR-BBA	February 24, 2040	25,723
$45,860

The effective date represents the date on which a Fund and the counterparty to the interest rate swap contract begin interest payment accruals.

At January 31, 2010, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

The Funds adopted FASB Statement of Financial Accounting Standards No. 161 (FAS 161), “Disclosures about Derivative Instruments and Hedging Activities”, (currently FASB Accounting Standards Codification (ASC) 815-10), effective February 1, 2009. Such standard requires enhanced disclosures about an entity’s derivative and hedging activities, including qualitative disclosures about the objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative instruments. The disclosure below includes additional information as a result of implementing FAS 161.

Each Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Funds hold fixed rate bonds, the value of these bonds may decrease if interest rates rise. To hedge against this risk, each Fund may enter into interest rate swap contracts. The Funds may also purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

The Funds enter into interest rate swap contracts that may contain provisions whereby the counterparty may terminate the contract under certain conditions, including but not limited to a decline in a Fund’s net assets below a certain level over a certain period of time, which would trigger a payment by the Fund for those swaps in a liability position. At January 31, 2010, the fair value of interest rate swaps with credit-related contingent features in a liability position was equal to the fair value of the liability derivative related to interest rate swaps included in the table below for each respective Fund. The value of securities pledged as collateral, if any, for open interest rate swap contracts at January 31, 2010 is disclosed in a note to each Fund’s Portfolio of Investments.

The non-exchange traded derivatives in which a Fund invests, including swap contracts, are subject to the risk that the counterparty to the contract fails to perform its obligations under the contract. At January 31, 2010, the maximum amount of loss the Insured Municipal Fund and Kansas Fund would incur due to counterparty risk was $66,999 and $45,860, respectively, representing the fair value of such derivatives in an asset position. Counterparties may be required to pledge collateral in the form of cash, U.S. Government securities or highly-rated bonds for the benefit of a Fund if the net amount due from the counterparty with respect to a derivative contract exceeds a certain threshold. The amount of collateral posted by the counterparties with respect to such contracts would also reduce the amount of any loss incurred.

The fair values of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at January 31, 2010 was as follows:

Fair Value
	Asset Derivative	Liability Derivative
Insured Municipal Fund
Futures Contracts	$ 47,360(1)	$ —
Interest Rate Swaps	66,999(2)	—
Total	$114,359	$ —
Kansas Fund
Futures Contracts	$ 86,041(1)	$ —
Interest Rate Swaps	45,860(2)	—
Total	$131,901	$ —

(1)Amount represents cumulative unrealized appreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

(2)Statement of Assets and Liabilities location: Receivable for open swap contracts; Net unrealized appreciation (depreciation).

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes)

Eaton Vance Municipal Income Funds as of January 31, 2010
NOTES TO FINANCIAL STATEMENTS C O N T ’ D

on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the year ended January 31, 2010 was as follows:

Change in
Unrealized
	Realized Gain	Appreciation
	(Loss) on	(Depreciation) on
	Derivatives	Derivatives
	Recognized in	Recognized in
Fund	Income(1)	Income(2)

Insured Municipal	$(309,472)	$766,046

Kansas Fund	(463,205)	630,935

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts and Swap contracts.
(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts and Swap contracts.

The average notional amounts of futures contracts and interest rate swaps outstanding during the year ended January 31, 2010, which are indicative of the volume of these derivative types, were approximately as follows:

	Futures	Interest
Fund	Contracts	Rate Swaps
Insured Municipal	$4,646,000	$1,711,000
Kansas	6,654,000	1,016,000

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments
  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At January 31, 2010, the inputs used in valuing the Funds’ investments, which are carried at value, were as follows:

Insured Municipal Fund
	Quoted
	Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$61,007,217	$ —	$61,007,217

Total Investments	$ —	$61,007,217	$ —	$61,007,217

Futures Contracts	$47,360	$ —	$ —	$ 47,360
Interest Rate Swaps	—	66,999	—	66,999

Total	$47,360	$61,074,216	$ —	$61,121,576

Kansas Fund
	Quoted
	Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$34,459,457	$ —	$34,459,457

Total Investments	$ —	$34,459,457	$ —	$34,459,457

Futures Contracts	$86,041	$ —	$ —	$ 86,041
Interest Rate Swaps	—	45,860	—	45,860

Total	$86,041	$34,505,317	$ —	$34,591,358

The Funds held no investments or other financial instruments as of January 31, 2009 whose fair value was determined using Level 3 inputs.

12 Name Change

Effective December 1, 2009, the names of Eaton Vance Insured Municipal Income Fund and Eaton Vance Kansas Municipal Income Fund were changed from Eaton Vance Insured Municipals Fund and Eaton Vance Kansas Municipals Fund, respectively.

Eaton Vance Municipal Income Funds as of January 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals Trust II and Shareholders of Eaton Vance Insured Municipal Income Fund (formerly Eaton Vance Insured Municipals Fund) and Eaton Vance Kansas Municipal Income Fund (formerly Eaton Vance Kansas Municipals Fund):

We have audited the accompanying statements of assets and liabilities of Eaton Vance Insured Municipal Income Fund (formerly Eaton Vance Insured Municipals Fund) and Eaton Vance Kansas Municipal Income Fund (formerly Eaton Vance Kansas Municipals Fund) (collectively the “Funds”) (certain of the funds constituting Eaton Vance Municipals Trust II), including the portfolios of investments, as of January 31, 2010, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of January 31, 2010, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Eaton Vance Insured Municipal Income Fund and Eaton Vance Kansas Municipal Income Fund as of January 31, 2010, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP Boston, Massachusetts March 17, 2010

Eaton Vance Municipal Income Funds as of January 31, 2010
FEDERAL TAX INFORMATION ( U n a u d i t e d )

The Form 1099-DIV you receive in January 2011 will show the tax status of all distributions paid to your account in calendar year 2010. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in a Fund. As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of a Fund’s fiscal year end regarding the status of exempt-interest dividends.

Exempt-Interest Dividends. The Funds designate the following amounts of dividends from net investment income as an exempt-interest dividend.

Insured Municipal Fund	99.38%
Kansas Fund	100.00%

Eaton Vance Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 27, 2009, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2009. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;
  An independent report comparing each fund’s total expense ratio and its components to comparable funds;
  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;
  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;
  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;
  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;
  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;
  Data relating to portfolio turnover rates of each fund;
  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;
  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;
  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;
  Copies of or descriptions of each adviser’s proxy voting policies and procedures;
  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;
  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;
  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and
  The terms of each advisory agreement.

Eaton Vance Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS CONT’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2009, the Board met eighteen times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, five, six, six and six times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreements of the following funds:

  Eaton Vance Insured Municipals Fund (formerly, Florida Plus Insured Municipals Fund)
  Eaton Vance Kansas Municipals Fund

(the “Funds”), each with Boston Management and Research (the “Adviser”), including their fee structures, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of each agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to each agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for each Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreements of the Funds, the Board evaluated the nature, extent and quality of services provided to the Funds by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by each Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Funds. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to each Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Eaton Vance Municipal Income Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS CONT’D

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

The Board considered the Adviser’s recommendations for Board action and other steps taken in response to the unprecedented dislocations experienced in the capital markets over recent periods, including sustained periods of high volatility, credit disruption and government intervention. In particular, the Board considered the Adviser’s efforts and expertise with respect to each of the following matters as they relate to the Funds and/or other funds within the Eaton Vance family of funds: (i) negotiating and maintaining the availability of bank loan facilities and other sources of credit used for investment purposes or to satisfy liquidity needs; (ii) establishing the fair value of securities and other instruments held in investment portfolios during periods of market volatility and issuer-specific disruptions; and (iii) the ongoing monitoring of investment management processes and risk controls.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the respective investment advisory agreement.

Fund Performance

The Board compared each Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2008 for each Fund. The Board considered the impact of extraordinary market conditions during 2008 on each Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. On the basis of the foregoing and other relevant information, the Board concluded that, under the circumstances, the performance of each Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by each Fund (referred to as “management fees”). As part of its review, the Board considered each Fund’s management fees and total expense ratio for the year ended September 30, 2008, as compared to a group of similarly managed funds selected by an independent data provider. The Board considered the fact that the Adviser had waived fees and/or paid expenses with respect to each Fund.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to each Fund that the management fees charged for advisory and related services and the Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to each Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Funds.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and each Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of each Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of each Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and each Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of each Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and each Fund to continue to share such benefits equitably.

Eaton Vance Municipal Income Funds

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Municipals Trust II (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research, and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Funds’ principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By
Date of Birth	Trust	Service	During Past Five Years	Trustee(1)	Other Directorships Held

Interested Trustee

Thomas E. Faust Jr.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director	178	Director of EVC
5/31/58			and President of EV, Chief Executive Officer and President of
EVM and BMR, and Director of EVD. Trustee and/or officer of
178 registered investment companies and 3 private companies
managed by EVM or BMR. Mr. Faust is an interested person
because of his positions with EVM, BMR, EVC, EVD and EV,
which are affiliates of the Trust.

Noninterested Trustee

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration	178	None
1/26/63			and Finance Unit Head, Harvard University Graduate School of
Business Administration.

Allen R. Freedman	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004) of	178	Director of Assurant, Inc. (insurance provider)
4/3/40			Systems & Computers Technology Corp. (provider of software to		and Stonemor Partners L.P. (owner and
			higher education). Formerly, a Director of Loring Ward		operator of cemeteries)
International (fund distributor) (2005-2007). Formerly,
Chairman and a Director of Indus International, Inc. (provider of enterprise management software to the power generating
industry) (2005-2007).

William H. Park	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	178	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
Executive Officer, Prizm Capital Management, LLC (investment management firm) (2002-2005).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	178	None
7/10/40

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	178	Director of BJ’s Wholesale Club, Inc.
3/22/48			College. Adjunct Professor of Finance, Peking University, Beijing,		(wholesale club retailer)
China (since 2005).

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	178	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Adviser (since 2008),		(nuclear insurance provider), Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider) and CIFG (family of
			(global wealth management firm). Formerly, President and		financial guaranty companies) and Advisory
			Contributing Editor, Worth Magazine (2004-2005). Formerly,		Director, Berkshire Capital Securities LLC
			Executive Vice President and Global Head of Private Asset		(private investment banking firm)
Management (and various other positions), Neuberger Berman
(investment firm) (1986-2004).

Eaton Vance Municipals Funds

MANAGEMENT AND ORGANIZATION CONT'D

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By
Date of Birth	Trust	Service	During Past Five Years	Trustee(1)	Other Directorships Held

Noninterested Trustee (continued)

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	178	None
9/14/57			2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor.	178	None
1/26/43	the Board	since 2007 and Trustee
	and Trustee	since 2005

Principal Officers who are not Trustees

Term of
		Position(s)	Office and
Name and		with the	Length of		Principal Occupation(s)
Date of Birth		Trust	Service		During Past Five Years

Cynthia J. Clemson		President	Since 2005	Vice President of EVM and BMR. Officer of 94 registered investment companies
3/2/63				managed by EVM or BMR.

William H. Ahern, Jr.		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 78 registered investment companies
7/28/59				managed by EVM or BMR.

Craig R. Brandon		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 46 registered investment companies
12/21/66				managed by EVM or BMR.

James H. Evans		Vice President	Since 2008	Vice President of EVM and BMR since December 2008. Formerly, Senior Vice
11/18/59				President and Senior Portfolio Manager, Tax-Exempt Fixed Income at M.D. Sass
(1990-2008). Officer of 6 registered investment companies managed by EVM or
BMR.

Thomas M. Metzold		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 47 registered investment companies
8/3/58				managed by EVM or BMR.

Adam A. Weigold		Vice President	Since 2007	Vice President of EVM and BMR. Officer of 71 registered investment companies
3/22/75				managed by EVM or BMR.

Barbara E. Campbell		Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 178 registered investment companies
6/19/57				managed by EVM or BMR.

Maureen A. Gemma		Secretary and Chief Legal	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 178 registered investment companies
5/24/60		Officer	Chief Legal Officer since	managed by EVM or BMR.
2008

Paul M. O’Neil		Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 178 registered investment companies
7/11/53				managed by EVM or BMR.

(1) Includes both master and feeder funds in a master-feeder structure.

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

Investment Adviser
Boston Management and Research
Two International Place
Boston, MA 02110

Fund Administrator
Eaton Vance Management
Two International Place
Boston, MA 02110

Principal Underwriter*
Eaton Vance Distributors, Inc.
Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company
200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing
Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Independent Registered Public Accounting Firm
Deloitte & Touche LLP
200 Berkeley Street
Boston, MA 02116-5022

Eaton Vance Municipals Trust II Two International Place Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory
Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at
www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully a Fund’s investment objective(s), risks, and charges and expenses. Each Fund’s current prospectus contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

335-3/10	2CSRC